UOL PUBLISHING, INC.


                                1,430,000 SHARES

                                  COMMON STOCK


                               PURCHASE AGREEMENT



                                                              November ___, 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
     as Representative of the several Underwriters
Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209


Ladies and Gentlemen:

     UOL Publishing, Inc., a Delaware corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. ("FBR"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 9 hereof), for whom FBR is acting as Representative and is hereinafter referred to as the "Representative", subject to the terms and conditions stated herein, with respect to the sale by the Company to the Underwriters, acting severally and not jointly, of 1,430,000 shares (the "Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 214,500 shares of Common Stock (the "Option Shares") to cover over-allotments. The Firm Shares and the Option Shares are collectively hereinafter called the "Shares".

     Prior to the purchase and public offering of the Shares by the Underwriters ("the Offering"), the Company, and the Representative, acting on behalf of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-12135) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has prepared and filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. Each prospectus used before the time such prospectus is declared effective by the Commission and prior to the date hereof shall be referred to as a "Preliminary Prospectus." Such registration statement when it becomes effective (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

SECTION 1      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     (a) The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the " Representation Date") as follows:

     (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the same time it is first provided to the Underwriters for such use) and at the Closing Time referred to in
     Section 2(c) hereof, will comply in all material respects with the requirements of the

     1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

     (iii) Ernst & Young LLP, who have  certified the financial  statements  and financial statement schedules included in the Registration Statement, are and were at all relevant times, with respect to the Company, independent public accountants within the meaning of Rule 101 of the Code of
     Professional Conduct of the American Institute of Certified Public Accountants and as required by the 1933 Act and the 1933 Act Regulations.

     (iv) The financial statements (including the notes thereto) included in the Registration Statement, any Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and present fairly the financial position of the Company and its consolidated Subsidiaries, at the dates indicated and the results of their operations for the periods specified, and except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement presents fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the Company and its consolidated subsidiaries, as presented therein. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement of otherwise set forth in the Prospectus, neither the Company, nor any of the Subsidiaries, is subject to any material indebtedness, obligation or liability, contingent or otherwise, known to the Company.

     (v) Since the latest respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and Cognitive Training Associates, Inc., a Texas corporation and a wholly owned subsidiary of the Company (the "Subsidiary"), considered as a single enterprise, whether or not arising in the ordinary course of business, (B) there have been no acquisitions or other transactions entered into by the Company or the Subsidiary that are material with respect to such entities, considered as a single enterprise, or would result in any inaccuracy in the representations contained in
     Section 1(a)(iv) above, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (D) there has been no change in the capital stock of the Company or the Subsidiary, (E) there has been no increase in the indebtedness of the Company or the Subsidiary, and (F) there have been no transactions entered into by the Company or the Subsidiary which are material to the Company and the Subsidiary considered as a single enterprise, other than those in the ordinary course of business.

     (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties, conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,and the Subsidiary, considered as a single enterprise.

     (vii) The Subsidiary is the only subsidiary of the Company. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction under the laws of such jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and the

     Subsidiary considered as one enterprise; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (viii) The authorized, issued and outstanding capital stock and any short-term debt and capital lease obligations of the Company conform in all material respects to all statements relating thereto contained in the Prospectus. All such shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to preemptive or other rights, and have been offered and sold in compliance with all applicable laws (including federal and state securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with
     (i) the stock option  plans of the Company as described in the  Prospectus,
     (ii) the issuance of Common Stock upon the exercise of warrants to subscribe for shares of Common Stock as described in the Prospectus, and
     (iii) the issuance of Common Stock upon the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock of the Company, as described in the Prospectus. Except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.

     (ix) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and reserved for issuance and sale to the Underwriters pursuant to this Agreement by all necessary corporate action on the part of the Company, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable. The terms of the Shares conform to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements. The issuance of the Shares is not subject to preemptive or other similar rights. The
     Shares conform to the provisions of the Charter (as defined below). The form of share certificate to be used to evidence the Shares is in due and proper form and complies with all applicable legal requirements.

     (x) Neither the Company nor the Subsidiary is in violation of its charter or by-laws (the "Charter"). Neither the Company nor the Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company, or the Subsidiary is, or at the Closing Time will be, a party or by which the Company or the Subsidiary is, or at the Closing Time will be, bound or to which any of the property or assets of the Company or the Subsidiary is, or at the Closing Time will be, subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and the Subsidiary, considered as a single enterprise.

     (xi) (A) This Agreement has been duly authorized, executed, and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms; and (B) at the Representation Date, the Pricing Agreement will have been duly authorized, executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except, in each of (A) and (B), as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or the general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

     (xii) The issuance and sale of the Firm Shares and the Option Shares by the Company the performance by the Company of its obligations under this Agreement and the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, including the application of the net proceeds from the sale of the Firm Shares and the Option Shares as described in the Prospectus, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the acceleration of the maturity of any indebtedness under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and the Subsidiary, considered as a single enterprise. or (B) result in any violation of the provisions of the Charter of the Company or any Subsidiary, or (C) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties except where such violation would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and the Subsidiary, considered as a single enterprise.

     (xiii) Except to the extent obtained prior to the Closing Time, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, or any other person, is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Agreement except (A) the registration under the 1933 Act of the Shares, (B) such consents, approvals authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and (C) the clearance of the offering of the Common Stock with the National Association of Securities Dealers, Inc. ("NASD").

     (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or the Subsidiary which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described or referred to therein or filed. The descriptions thereof and the references thereto are correct.

     (xv) The Company and the Subsidiary have good and marketable title to all of the properties and assets reflected in the financial statements included in the Prospectus (or as described in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus) or which are not material in amount. The Company and the Subsidiary occupy their leased properties, if any, under valid and binding leases conforming to the description thereof set forth in the Prospectus.

     (xvi) Except as set forth in the Prospectus, no holder of any securities of the Company has any rights to require the Company to register any securities of the Company under the 1933 Act.

     (xvii) Other than this Agreement and the Pricing Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the sale of the Shares.

     (xviii) The Shares have been authorized for inclusion in the Nasdaq National Market.

     (xix) No statement, representation, warranty or covenant made by the Company in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (xx) Neither of the Company, nor any of its directors, officers or controlling persons, has taken and will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the 1934 Act, or designed to cause or result in or that has constituted or reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (xxi) The Company and the Subsidiary own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

     (xxii) The Company has obtained and delivered to the Underwriters the agreements of the persons and entities named in Schedule B annexed hereto to the effect that each such person or entity will not, for a period of 365 days from the date hereof, without FBR's prior written consent, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into or exercisable for Common Stock of the Company owned by such person or with respect to which such person has the power of disposition.

     (b) Any certificate delivered pursuant to this Agreement signed by any officer or attorney-in-fact of the Company, and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

SECTION 2     SALE AND DELIVERY TO UNDERWRITERS; CLOSING; RESERVATION OF SHARES.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Firm Shares to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.

     If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the public offering price and the purchase price per share to be paid by the Underwriter for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus reflecting such information will be filed before the Registration Statement becomes effective.

     If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representative and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representative and the Company. The public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party hereunder other than pursuant to Section 6 hereof, unless otherwise agreed to by the Company and the Representative.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 214,500 shares of Common Stock, as Option Shares, at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the Representation Date) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative but shall not be later than seven full business days after the exercise of said option nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Firm Share underwriting obligations as set forth in Schedule A hereto (except as may be otherwise provided in the Pricing Agreement).

     (c) Payment of the purchase price for and delivery of certificates for the Firm Shares shall be made at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C., or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. Washington, D.C. time, on the 3rd business day following the date the Registration Statement becomes effective if the sale of the Shares is priced before 4:30 p.m. Eastern time or on the 4th business day following the date the Registration Statement becomes effective if the sale of the Shares is priced after 4:30 p.m. Eastern time (or, if the Company has elected to rely upon Rule 430A, the 3rd business day after the Representation Date or the 4th business day after the Representation Date if the sale of the Shares is priced after 4:30 p.m. Eastern time) or such other time not later than 10 business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and the delivery of such Option Shares shall be made at the above-mentioned offices of Latham & Watkins, or at such other place as shall be mutually agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by the Underwriters. The certificates for the Firm Shares and the Option Shares shall be in such authorized denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company and/or such names as the Representative may request in writing at least two business days before Closing Time or each Date of Delivery, as the case may be. It is understood that each Underwriter has authorized FBR, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. FBR, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Firm Shares and the Option Shares will be made available for examination and packaging by the Underwriters not later than 10:00 a.m., Washington, D.C. time, on the last business day prior to Closing Time or each Date of Delivery, as the case may be.

SECTION 3      COVENANTS OF THE COMPANY.

     (a) The Company covenants with each Underwriter as follows:

     (i) The Company will (i) prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations; (ii) advise the Representative, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed;
     (iii) advise the Representative, promptly after it receives notice thereof, of (A) the receipt of any comments from the Commission, (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, (C) the suspension of the qualification of the shares for offering or sale in any jurisdiction, (D) the initiation or threatening of any proceeding for any such purpose, or (E) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (iv) in the event of the issuance of any stop order or any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, obtain its withdrawal at the earliest possible moment.

     (ii) The Company will (i) give the Representative notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), (ii) furnish the Underwriters with copies of any such amendments or supplements a reasonable time prior to the proposed filing or use thereof, and (iii) not file any such amendment or any supplement or use any such prospectus to which the Representative shall reasonably object.

     (iii) Promptly from time to time, the Company will take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign correspondent in any jurisdiction.

     (iv) The Company will furnish each Underwriter with copies of the Prospectus in such quantities as such Underwriter may from time to time request. If the delivery of a prospectus is required at any time, prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time. any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will notify the Representative and upon the Representative's request will prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter's request but at the Underwriter's expense, the Company will prepare and deliver to the Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

     (v) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (vi) The Company will furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

     (vii) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representative, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed.

     (viii) The Company will use the net proceeds of the sale of the Firm Shares and Option Shares for the purposes described in the Prospectus under "Use of Proceeds".

     (ix) The Company will take all action to ensure that the Common Stock continues to be listed on the Nasdaq National Market or any national securities exchange.

     (x) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company in connection with the offering of the Shares hereunder.

     (xi) During the period from the date of the Pricing Agreement until 365 days after Closing Time, the Company will not, without the prior written consent of FBR, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any other security convertible into or exchangeable into or exercisable for Common Stock, otherwise than (A) in accordance with this Agreement, (B) in connection with the Company's stock option plan as presently in effect, (C) upon exercise of the warrants to subscribe for shares of Common Stock as described in the Prospectus, (D) upon conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock of the Company, as described in the Prospectus or (E) as otherwise contemplated in the Prospectus.

     (xii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198.

     (xiii) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

SECTION 4      PAYMENTS OF FEES AND EXPENSES.

     The Company covenants and agree with the Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters;
(iii) the fees and other charges of the Company's counsel and accountants; (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(iii) hereof, including filing fees and the fees and other charges of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum; (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum;
(vii) the fee of the NASD, including the reasonable fees and other charges of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Shares; (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq National Market, including filing and listing fees; and (ix) all out-of-pocket expenses of the Underwriters, including fees and disbursements of counsel, incurred by the Underwriter in making preparations for the offering, purchase, sale and delivery of the Shares and in connection with their services rendered pursuant to the Engagement Letter (as defined below).

     If this Agreement is canceled or terminated by the Representative in accordance with the provisions of Sections 5 or 8 hereof, the Company also shall reimburse the Underwriters for its out-of-pocket expenses, including the fees and other charges of counsel for the Underwriters.

SECTION 5         CONDITIONS OF UNDERWRITERS' OBLIGATIONS

     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Date of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company, herein are, at and as of such Date of Delivery, true and correct, the condition that the Company, shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 10:00 a.m. Eastern time on the first business day following the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative' reasonable satisfaction. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a)(i) hereof, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

     (b) At Closing Time the Representative shall have received:

     (1) The favorable opinion, dated as of Closing Time, of Wyrick, Robbins, Yates & Ponton, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and the Subsidiary, considered as a single enterprise.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization", and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

     (v) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable.

     (vi) The issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

     (vii) The Subsidiary is the only subsidiary of the Company. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, and the Subsidiary, considered as a single enterprise all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (viii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (x) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xi) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

     (xii) To the best of their knowledge and information, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement.

     (xiii) The information in the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

     (xiv) To the best of their knowledge and information, there are no contracts or documents, of the Company or the Subsidiary which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument so described, referred to, or filed except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and the Subsidiary, considered as a single enterprise

     No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations or state or foreign securities law and except for the clearance of the offering of the Common Stock with the NASD; and, to the best of their knowledge and information, the execution and delivery of the Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement or other instrument to which the Company or the Subsidiary is a party by which the Company or the Subsidiary is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter of the Company, or any applicable law, administrative regulation or court decree.

     In rendering such opinions, such counsel may set forth the scope of the factual investigation conducted (which may be reasonable limited to the extent reasonably acceptable to counsel to the Underwriters) and may state as to matters of fact that such counsel is relying exclusively, without independent investigation or review, on one or more certificates of public officials, governmental agencies or departments or officers of the Company provided that counsel shall state that it knows of no reason why such reliance is not reasonable.

     In giving the opinion required by this Section 5(b)(1), Wyrick, Robbins, Yates & Ponton L.L.P. shall additionally state they have participated in the preparation of the Registration Statement and the Prospectus, and in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, and that, while they have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus, on the basis of the foregoing no facts have come to their attention which causes them to believe that (i) the Registration Statement (except for the financial statements and schedules thereto and other financial and statistical information and data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date of such opinion (except as aforesaid), contained an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus (except for the financial statements and schedules thereto, as to which such counsel need express no opinion), other than those disclosed therein or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filled.

     In basing their opinion and other matters set forth therein on "knowledge" or other words to that effect, such phrase shall mean the actual knowledge (i.e., the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representing the Company or its affiliates in connection with this Agreement and the transactions contemplated thereunder.

     (2) The favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request.

     (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the Commission.

     (d) At the time of the execution of this Agreement and on the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Date of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex I hereto and, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures specified in paragraph (v) of Annex I with respect to certain amounts, percentages, and financial information specified by the Representative and deemed to be part of the Registration

Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph (v).

     (e) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (f) In the event that the  Underwriters  exercise their option  provided in
Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

     (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer of the Company,confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

     (2) The favorable opinion of Wyrick, Robbins, Yates & Ponton, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) hereof.

     (3) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2) hereof.

     (4) A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representative pursuant to
Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(f)(4) shall be a date not more than five days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

SECTION 6      INDEMNIFICATION.

     (a) The Company hereby indemnifies and will hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act, against any losses, claims, damages or liabilities (or actions in respect thereof) to which any Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters and such controlling persons for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to such Underwriter and furnished to the Company by such Underwriter, specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party under subsection 6(a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party of its obligations thereunder unless the failure to give such notice materially prejudices the indemnifying party's ability to defend such matter. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which shall not be unreasonably withheld), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnified party reasonably objects to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified party and an indemnifying party and such indemnified party reasonably believes that there may be legal defenses available to it that are different from or in addition to those available to such indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) If the indemnification provided for in this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection 6(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses , claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act; and the obligations of the Underwriters under this
Section 6 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, within the meaning of the 1933 Act.

     (f) The provisions of this Section 6 shall supersede the indemnification provisions included in the letter agreement dated June 28, 1996 among the Underwriters, on the one hand, and the Company, on the other hand (the
"Engagement Letter"), insofar, but only insofar, as such indemnification provisions relate to any such loss, claim, damage or liability that arises out of is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto. In all other respects, the provisions of the Engagement Letter shall remain in full force and effect.

SECTION 7      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement and the Pricing Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

SECTION 8      TERMINATION OF AGREEMENT.

     (a) The Representative may terminate this Agreement by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Virginia authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of
Section 6 shall remain in effect.

SECTION 9      DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Shares"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Shares does not exceed ten percent (10%) of the Shares, the non-defaulting Underwriters shall be obliged to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or (b) if the number of Defaulted Shares exceeds ten percent (10%) of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, the Representative and the Company each shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 10       NOTICES.

     All statements, requests, notices and agreements hereunder shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Richard Trutanic; if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Nat P. Kannan. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 11     PARTIES.

     This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of (i) the Underwriters and the Company and (ii) to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company, and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely by reason of such purchase.

SECTION 12     TIME OF ESSENCE.

     Time shall be of the essence of this Agreement and the Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

SECTION 13     CHOICE OF LAW.

     This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 14     COUNTERPARTS.

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and, upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.


                                              Very truly yours,

                                              UOL PUBLISHING, INC.


CONFIRMED AND ACCEPTED,
     as of the date first above written:      By: ______________________________
                                                   Name:
FRIEDMAN, BILLINGS, RAMSEY                         Title:
     & CO., INC.

By: __________________________
     Name:
     Title:

For itself and as Representative of the
other Underwriters named in Schedule
A hereto.

                                   SCHEDULE A


                                                     Number of Shares  to
Underwriter                                             be Purchased
-----------                                             ------------
Friedman, Billings, Ramsey & Co., Inc............


                                                    ------------------------
Total...........................................                  1,430,000
                                                    ========================

                                                                         ANNEX I



     Pursuant to Section 5(d) of the Purchase Agreement, the auditors shall furnish letters to the Representative to the effect that:

     (i) They are independent auditors with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

     (ii) In their opinion, the financial statements and the financial statement schedules audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder;

     (iii) The unaudited selected financial data with respect to the consolidated results of operations and financial position of the Company for the five  recent  fiscal  years  included in the  Prospectus  for which audited financial statements have been prepared agrees with the corresponding amounts in the audited consolidated financial statements for such fiscal years;

     (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and the Subsidiary, inspection of the minute books of the Company and the Subsidiary since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     a) the unaudited consolidated statements of operations and, consolidated balance sheets included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

     b) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

     c) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (a) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (b) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

     d) as of a specified date not more than five days prior to the date of such letter, based on discussions with certain officials of the Company, there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the long-term debt of the Company and the Subsidiary, or any decreases in consolidated net current assets or other items specified by the Underwriters or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the
          Prospectus, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur; and

     e) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
          (d) there were any decreases in net revenues or operating profit or the total or per share amounts of net loss or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters except in all instances for decreases or increases which the Prospectus discloses have occurred or may occur; and

     (v) In addition to the audit referred to in their reports included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the

     Underwriters, which are derived from the general accounting records of the Company and the Subsidiary, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Subsidiary and have found them to be in agreement.

     (vi) In addition, they have (a) read the pro forma financial information included in the Prospectus; (b) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma financial information complies as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X; and (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma information.

                              UOL PUBLISHING, INC.

                                _________ SHARES

                                  COMMON STOCK

                                PRICING AGREEMENT

                                                              November ___, 1996



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
     as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209


Dear Sirs:

     Reference is made to the Purchase Agreement, dated November __, 1996 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom FBR is acting as Representative (the
"Shares"), of UOL Publishing, Inc. (the "Company"). Capitalized terms not otherwise defined herein shall bear the same meanings as given to them in the Purchase Agreement.

     Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

     (1) The initial public offering price per share for the Shares, determined as provided in Section 2, shall be $_________________.

     (2) The purchase price per share for the Shares to be paid by the several Underwriters shall be $___________, being an amount equal to the initial public offering price set forth above less $__________ per Share; provided that the purchase price per Share for any Option Share (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in
Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares (as defined in the Purchase Agreement) but not payable on the Option Shares.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                              Very truly yours,

                                              UOL PUBLISHING, INC.


CONFIRMED AND ACCEPTED,
     as of the date first above written:      By: ______________________________
                                                    Name:
FRIEDMAN, BILLINGS, RAMSEY                          Title:
     & CO., INC.

By: __________________________
     Name:
     Title:

For itself and as Representative of the
other  Underwriters  named in Schedule
A to the Purchase Agreement.



                                       2